SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2015

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item	5.02 (b), (e)

Retirement of Ronald J. Casciano Chief Executive Officer and President

On November 16, 2015, Ronald J. Casciano advised the Board of Directors (the “Board”) of his decision to retire from the position of Chief Executive Officer, and President of PAR Technology Corporation (the “Company”), effective as of January 1, 2016.  Mr. Casciano will also retire from other officer and director positions held with the Company’s subsidiaries.  Mr. Casciano indicated his decision to retire from the position of Chief Executive Officer and President of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Casciano will continue to serve as a member of the Board.

Commencing January 1, 2016, Mr. Casciano will receive a prorated portion of an annual retainer consisting of $40,000 and $40,000 in restricted stock in connection with his continuing role as a member of the Board.

Item	5.02 (c), (d), (e)

Election of Karen E. Sammon Chief Executive Officer and President; Election as Director

On November 16, 2015, pursuant to the Company’s By-Laws and upon recommendation of the Nominating and Corporate Governance Committee, Karen E. Sammon was elected Chief Executive Officer and President of the Company, effective January 1, 2016.  Ms. Sammon, age 51, has served as the President of the Company’s hospitality business, ParTech, Inc., since April 2013.  ParTech is the Company’s largest subsidiary and serves the restaurant, retail and food safety industries.  From 2010 to April 2013, Ms. Sammon served as Senior Vice President, Operations at The CBORD Group, Inc. where she had full strategic planning and P&L management responsibility for the US-based operation.  The CBORD Group, a unit of Roper Industries, Inc., is a leading provider of campus and cashless card solutions, food and nutrition service management software and integrated security solutions for colleges and universities, healthcare facilities, supermarkets and corporations.

In connection with her promotion, Ms. Sammon has entered into an employment agreement with the Company under which her employment is “at will” and provides for the following: (a) an annual base salary of $300,000; (b) participation in the Company’s Annual Incentive Compensation Plan at the rate of 75% of her annual base salary based on achievement of financial targets as established by the Board; (c) subject to terms of grant established by the Board on the grant date, a grant under the PAR Technology Corporation 2015 Equity Incentive Plan of (i) 30,000 shares of restricted stock with long-term performance based vesting over three years on performance metrics as established by the Board and (ii) 50,000 stock options vesting at the rate of one third each year on the anniversary of the date of the grant; and (d) continued participation in the Company’s retirement plan, as well as provision of insurance benefits and other customary benefits offered to the Company’s senior executives.

Under the terms of the employment agreement, any termination of Ms. Sammon’s employment without cause prior to January 1, 2018, would result in a severance payment of an amount equal to her then current annual base salary in exchange for a duly executed standard release of claims.

On November 16, 2015, pursuant to the authority of the Board of Directors under the Company’s By-Laws, the Board expanded the Board of Directors to seven members and, upon recommendation of the Nominating and Corporate Governance Committee, elected Ms. Sammon to fill one of the new positions effective January 1, 2016.  Ms. Sammon will be presented as a nominee for election by the shareholders at the next annual meeting of shareholders, with a term expiring as of the annual meeting of shareholders in 2017.

As previously disclosed in the Company’s 2015 Proxy Statement, Ms. Sammon has the following related party transactions which fall within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission:

•	Ms. Sammon is a member of the immediate family of Dr. John W. Sammon, Director and Chairman Emeritus of the Company’s Board of Directors and a beneficial owner of more than five percent of the Company’s outstanding Common Stock.

•	Ms. Sammon and her brother, John W. Sammon, III, an employee of ParTech, Inc., are principals in Sammon and Sammon, LLC, doing business as Paragon Racquet Club. Paragon Racquet Club leases a portion of the Company’s facilities at New Hartford, New York on a month to month basis at the base rate of $9,775 (or an aggregate annual amount of $117,300 for 2014 and 2013). In addition, Paragon Racquet Club provided memberships to the Company's local employees valued at $23,800 and $23,600 for 2014 and 2013, respectively.

•	Ms. Sammon’s brother, John W. Sammon, III, became an employee of ParTech, Inc., a subsidiary of the Company, on October 13, 2014 serving as General Manager & Senior Vice President, Intelligent Checklist Software Division. Mr. Sammon’s total compensation for 2014 was $32,232 which was comprised of his salary, participation in the Company’s retirement plan, as well as provision of insurance benefits offered to the Company’s senior executives. Mr. Sammon’s annual base salary for 2015 is currently set at $185,000.

Item	5.02 (d), (e)

Election of Dr. Donald H. Foley as Director

On November 16, 2015, pursuant to the authority of the Board of Directors under the Company’s By-Laws, the Board expanded the Board of Directors to seven members and, upon recommendation of the Nominating and Corporate Governance Committee, elected Dr. Donald H. Foley to fill one of the new positions effective January 1, 2016.  Dr. Foley will be presented as a nominee for election by the shareholders at the next annual meeting of shareholders, with a term expiring as of the annual meeting of shareholders in 2017.  Dr. Foley will be appointed as a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.  The Board has determined that upon joining the Board, Dr. Foley will qualify as an independent non-management director as defined by the NYSE in its listing standards and the Company’s Governance Guidelines and meeting the SEC standards for independence of audit committee members.  There are no related party transactions within the meaning of Item 404(a) of Regulation S-K between the Company and Dr. Foley required to be disclosed herein.  Dr. Foley will receive a prorated portion of an annual retainer consisting of $40,000 and $40,000 in restricted stock.

The Company’s press release announcing the elections of Ms. Sammon and Dr. Foley is included as Exhibit 99.1.

Item	9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of PAR Technology Corporation dated November 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: November 17, 2015	/s/Matthew J. Trinkaus
Matthew J. Trinkaus
Chief Accounting Officer & Corporate Controller